                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 22, 2005

                                NEOGENOMICS, INC.
               (Exact Name of Registrant as Specified in Charter)

         Nevada                      333-72097                  74-2897368

(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
    of Incorporation)                                    Identification Number)

12701 Commonwealth Drive, Suite #9, Fort Myers, Florida           33913
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (239) 768-0600

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Item 5.02. Election of Directors

        On June 22, 2005, pursuant to a written consent of the majority of its shareholders, NeoGenomics, Inc. (the "Company") appointed three new Directors to the Company's Board of Directors. The three new Directors are Dr. Thomas D.
Conrad, Mr. George O'Leary and Mr. Peter M. Peterson. The Company also announced that pursuant to the same shareholder action, Dr. Michael T. Dent, Mr. Robert P.
Gasparini, and Mr. Steven C. Jones have been reappointed to the Company's Board for another one-year term. The following is a brief background on each of the new Directors.

        Dr. Conrad has been involved in starting and operating numerous businesses during his professional career. He is currently the President of Financial
Management Corporation, which acts as the General Partner for Competitive
Capital Partners, LP, a Naples, Florida-based hedge fund. Prior to his involvement in the fund management business, Dr. Conrad was involved with, among others, The Military Benefit Association and The Government Employees
Association, both large life insurance companies. Dr. Conrad has taught at five universities, been a cattleman, an Army pilot and a restaurateur. Before coming to Florida, he was a member of the Reagan Administration as an Assistant
Secretary of the United States Air Force. Dr. Conrad has a BS and an MBA degree from the University of Maryland and received his PhD in Business from American
University.

        Mr. O'Leary is currently the Chief Executive Officer of US Medical
Consultants, LLC. Prior to assuming his duties with US Medical, he was a consultant to NeoGenomics and acting Chief Operating Officer since October 2004.
Prior to becoming a consultant to NeoGenomics, Mr. O'Leary was the President and
CFO of Jet Partners, LLC from 2002 to 2004. During that time he grew annual revenues from $12 million to $17.5 million. Prior to Jet Partners, Mr. O'Leary was CEO and President of Communication Resources Incorporated (CRI) from 1996 to
2000. During that time he grew annual revenues from $5 million to $40 million.
Prior to CRI, Mr. O'Leary held various positions including VP of Operations for
Cablevision Industries from 1987 to 1996. Mr. O'Leary was a CPA with Peat
Marwick Mitchell from 1984 to 1987. He received his BBA degree in Accounting from Siena College in Albany, New York.

        Mr. Peterson is the founder of Aspen Capital Partners, LLC which specializes in capital formation, mergers and acquisitions, divestitures, and new business start-ups. Mr. Peterson is also the Chairman and founder of
CleanFuel USA and the Chairman and CEO of Innovative Software Technologies
(OTCBB: INIV). Prior to forming Aspen Capital Partners, Mr. Peterson was
Managing Director of Investment Banking with H. C. Wainwright & Co. Prior to joining Wainwright, Mr. Peterson was president of First American Holdings and
Managing Director of Investment Banking. Prior to First American, he served in various investment banking roles and was the co-founder of ARM Financial
Corporation. Mr. Peterson was one of the key individuals responsible for taking
ARM Financial public on the OTC market and the American Stock Exchange. Under
Mr. Peterson's financial leadership, ARM Financial Corporation was transformed from a diversified holding company into a national clinical laboratory company with more than 14 clinical laboratories and ancillary services with over $100

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million in assets. Mr. Peterson also served as President and founder of the
Paramount Group, Inc., a privately held real estate company specializing in financing and project consulting. He has also served as an officer or director for a variety of other companies, both public and private. Mr. Peterson earned a
Bachelor of Science degree in Business Administration from the University of
Florida.

Item 9.01. Financial Statements and Exhibits.

None

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005

                                           NEOGENOMICS, INC.

                                           By: /s/ Robert P. Gasparini
                                               Robert P. Gasparini
                                               President and Chief Science Officer